Exhibit 10.1

Confidential

LIFE TIME GROUP HOLDINGS, INC.

THIRD AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This Third Amended and Restated Stockholders Agreement (this “Agreement”) is entered into as of the Effective Date (as defined herein), by and among (i) Life Time Group Holdings, Inc. (f/k/a LTF Holdings, Inc.), a Delaware corporation (“Parent”), (ii) Green LTF Holdings II LP, a Delaware limited partnership (“Green Holdings”), LGP Associates VI-A LLC, a Delaware limited liability company (“LGP VI-A”) and LGP Associates VI-B LLC, a Delaware limited liability company (“LGP VI-B” and, together with Green Holdings and LGP VI-A and any transferee controlled directly or indirectly by Leonard Green & Partners, L.P. or any of its Affiliates, “LGP”), (iii) TPG VII Magni SPV, L.P., a Delaware limited partnership (“TPG Magni”), TPG VII Magni Co-Invest, L.P., a Delaware limited partnership (“TPG Co-Invest”), and TPG Lonestar I, L.P., a Delaware limited partnership (“TPG Lonestar” and, together with TPG Magni, TPG Co-Invest and any transferee controlled directly or indirectly by TPG Global LLC or any of its Affiliates, “TPG”), (iv) LNK Partners III, L.P., a Delaware limited partnership (“LNK III”), LNK Partners III (Parallel), L.P., a Delaware limited partnership (“LNK Parallel III”), and LNK Life Time Fund, L.P., a Delaware limited partnership (“LNK LTF” and, together with LNK III, LNK Parallel III and any transferee or holder of Shares that, in each case, is (x) advised by LNK Partners, LLC or (y) controlled directly or indirectly by any of its Affiliates, “LNK”), (v) Teacher Retirement System of Texas, a public pension plan and entity of the State of Texas (together with any transferee controlled directly or indirectly by Teacher Retirement System of Texas or any of its Affiliates, “TRS”), (vi) MSD EIV Private Life Time, LLC, a Delaware limited liability company (“MSD Private” and, together with any transferee controlled directly or indirectly by MSD Partners, L.P., “MSD Partners”), and MSD Life Time Investments, LLC, a Delaware limited liability company (“MSD Investments” and, together with MSD Partners, L.P. and any transferee controlled directly or indirectly by MSD Capital, L.P. or any of their respective Affiliates, “MSD”), (vii) LifeCo LLC, an exempted limited liability company formed in Bermuda (together with any transferee controlled directly or indirectly by the LifeCo PTC Ltd. or any of its Affiliates, “LifeCo”), (viii) Partners Group Series Access II, LLC, Series 61, a Delaware limited liability company (“PG Series 61”), Partners Group Private Equity (Master Fund), LLC, a Delaware limited liability company (“PG Master”), Partners Group Access 83 PF LP, a Scottish limited partnership (“PG Access 83”), and Partners Group Private Equity II, LLC, a Delaware limited liability company (“PG Private Equity II” and, together with PG Series 61, PG Master and PG Access 83 and any transferee controlled directly or indirectly by Partners Group (USA) Inc. or any of its Affiliates, “PG”), (ix) JSS LTF Holdings Limited, a BVI corporation (“JSS LTF” and, together with any transferee controlled directly or indirectly by Mr. Joseph Yacoub Safra’s family or the J. Safra Group, “J. Safra”), (x) SLT Investors, LLC, a Delaware limited liability company (together with any transferee controlled directly or indirectly by SLT Investors, LLC or any of its Affiliates, “SLT” and, together with LGP, TPG, LNK, TRS, MSD, LifeCo, PG, J. Safra, the “Sponsors” and each, a “Sponsor”), and (xi) Bahram Akradi (“BA” and, together with the Sponsors, the “Parties” each a “Party”). Capitalized terms have the meanings set forth in Section 4 hereof, unless otherwise defined herein.

WHEREAS, the Parties and the Persons listed on Schedule 1 hereto (collectively, the “Management Stockholders” and, together with BA, the Sponsors and any other stockholders who from time to time become party to this Agreement by execution of a Joinder Agreement, the “Stockholders”) previously entered into a Second Amended and Restated Stockholders Agreement, dated January 6, 2020 (the “Prior Agreement”);

WHEREAS, Parent is proposing to consummate an initial public offering (the “Initial Public Offering”) of its common stock, par value $0.01 per share (the “Common Stock”), pursuant to an underwriting agreement, dated the Effective Date;

WHEREAS, in connection with the Initial Public Offering, Parent and the Stockholders desire to (a) amend and restate the Prior Agreement in its entirety in the form of this Agreement in accordance with Section 27 thereof and (b) provide for certain rights and obligations with respect to the Stockholders and the Shares (including any Shares hereafter issued to the Stockholders or acquired by them);

WHEREAS the Board of Directors of Parent (the “Board”) has approved this Agreement; and

WHEREAS, the Parties desire to enter into this Agreement effective upon the Effective Time (as defined herein).

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree that the Prior Agreement is hereby amended and restated in its entirety as follows:

1.    Board of Directors.

(a)    Immediately after the Effective Time:

(i)    the Board shall consist of the following 13 directors (including two vacancies): (A) three directors nominated by LGP, who shall continue to be J. Kristofer Galashan and John G. Danhakl (with one vacancy); (B) three directors nominated by TPG, who shall continue to be Paul Hackwell and Jonathan Coslet (with one vacancy); (C) one director nominated by LNK, who shall continue to be David A. Landau; (D) one director designated by MSD Partners, who shall continue to be Joel Alsfine; (E) one Additional Director (as defined below), who shall continue to be Jimena Almendares; (F) BA, who shall initially be elected as the Chairman of the Board; (G) one director nominated by BA, who shall initially be Stuart Lasher; (H) one director nominated by LifeCo, who shall continue to be Alejandro Santo Domingo; and (I) one director nominated by PG, who shall continue to be Andres Small;

(ii)    the foregoing directors of the Board shall be divided into three classes of directors, each of whose members shall serve for staggered three-year terms as follows: (A) the class I directors shall initially include Bahram Akradi, Andres Small, Alejandro Santo Domingo and David A. Landau; (B) the class II directors shall initially include Jonathan Coslet, J. Kristopher Galashan, Joel Alsfine and Stuart Lasher; and (C) the class III directors shall initially include John G. Danhakl, Paul Hackwell and Jimena Almendares; and

(iii)    the initial term of the class I directors shall expire immediately following Parent’s 2022 annual meeting of stockholders at which directors are elected. The initial term of the class II directors shall expire immediately following Parent’s 2023 annual meeting of stockholders at which directors are elected. The initial term of the class III directors shall expire immediately following Parent’s 2024 annual meeting at which directors are elected.

(b)    Each Party shall vote all of such Party’s Shares and any other voting securities of Parent over which such Party has voting control and shall take all other necessary or desirable actions within such Party’s control (whether in such Party’s capacity as a stockholder, director, member of a board committee, or officer of Parent or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and Parent shall take all necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings) (collectively, in respect of the actions of each Party and Parent, “Necessary Action”), so that:

(i)    LGP shall have the right to nominate three directors on the Board (the “LGP Directors” and each, an “LGP Director”), and such nominated individuals shall be duly elected and appointed to such positions; provided, that if, following the Effective Time, LGP Sells, through one or more transactions, its Shares to one or more Persons (other than an Affiliate) which results in aggregate gross proceeds received by LGP in an amount equal to at least its initial investment in Parent as set forth in Schedule 2 next to its name, and LGP continues to hold at least 15% of the then issued and outstanding Shares of Parent, then LGP shall be entitled to nominate two directors on the Board; provided, further, that if LGP ceases to hold at least 15% but holds at least 10% of the then issued and outstanding Shares of Parent, then LGP shall be entitled to nominate one director on the Board; provided, further, that if LGP ceases to hold at least 10% of the then issued and outstanding Shares of Parent, then LGP shall not be entitled to nominate any directors on the Board;

(ii)    TPG shall have the right to nominate three directors on the Board (the “TPG Directors” and each, a “TPG Director”), and such nominated individuals shall be duly elected and appointed to such positions; provided, that if, following the Effective Time, TPG Sells, through one or more transactions, its Shares to one or more Persons (other than an Affiliate) which results in aggregate gross proceeds received by TPG in an amount equal to at least its initial investment in Parent as set forth in Schedule 2 next to its name, and TPG continues to hold at least 15% of the then issued and outstanding Shares of Parent, then TPG shall be entitled to nominate two directors on the Board; provided, further, that if TPG ceases to hold at least 15% but holds at least 10% of the then issued and outstanding Shares of Parent, then TPG shall be entitled to nominate one director on the Board; provided, further, that if TPG ceases to hold at least 10% of the then issued and outstanding Shares of Parent, then TPG shall not be entitled to nominate any directors on the Board;

(iii)    LNK shall have the right to nominate one director on the Board (the “LNK Director”), and such nominated individual shall be duly elected and appointed to such position; provided, that if, (A) following the Effective Time, LNK Sells, through one or more transactions, its Shares to one or more Persons (other than an Affiliate) which results in aggregate gross proceeds received by LNK in an amount equal to at least its initial investment in Parent as set forth in Schedule 2 next to its name or (B) following the third anniversary of the Effective Date, LNK ceases to hold at least 2% of the then issued and outstanding Shares of Parent, then, in each case, LNK shall not be entitled to nominate any director on the Board;

(iv)    MSD Partners shall have the right to nominate one director on the Board (the “MSD Director”), and such nominated individual shall be duly elected and appointed to such position; provided, that if, (A) following the Effective Time, MSD Sells, through one or more transactions, its Shares to one or more Persons (other than an Affiliate) which results in aggregate gross proceeds received by MSD in an amount equal to at least its initial investment in Parent as set forth in Schedule 2 next to its name or (B) following the third anniversary of the Effective Date, MSD ceases to hold at least 2% of the then issued and outstanding Shares of Parent, then, in each case, MSD Partners shall not be entitled to nominate any director on the Board;

(v)    LifeCo shall have the right to nominate one director on the Board (the “LifeCo Director”), and such nominated individual shall be duly elected and appointed to such position; provided, that if, (A) following the Effective Time, LifeCo Sells, through one or more transactions, its Shares to one or more Persons (other than an Affiliate) which results in aggregate gross proceeds received by LifeCo in an amount equal to at least its initial investment in Parent as set forth in Schedule 2 next to its name or (B) following the third anniversary of the Effective Date, LifeCo ceases to hold at least 2% of the then issued and outstanding Shares of Parent, then, in each case, LifeCo shall not be entitled to nominate any director on the Board;

(vi)    PG shall have the right to nominate one director on the Board (the “PG Director”), and such nominated individual shall be duly elected and appointed to such position; provided, that if, (A) following the Effective Time, PG Sells, through one or more transactions, its Shares to one or more Persons (other than an Affiliate) which results in aggregate gross proceeds received by PG in an amount equal to at least its initial investment in Parent as set forth in Schedule 2 next to its name or (B) following the third anniversary of the Effective Date, PG ceases to hold at least 2% of the then issued and outstanding Shares of Parent, then, in each case, PG shall not be entitled to nominate any director on the Board;

(vii)    BA shall: (A) have the right to nominate one director on the Board (the “BA Director”) and (B) be entitled to nominate himself to serve as a director on the Board, and, in each case, such nominated individuals shall be duly elected and appointed to such positions; provided, that if BA ceases to serve as Chief Executive Officer of Parent, then BA shall not be entitled to nominate any director on the Board (including himself);

(viii)    J. Safra shall have the right to designate one observer (the “J. Safra Observer”) at all meetings of the Board, and such J. Safra Observer shall have the right to receive (at the same time as the directors of the Board) all materials sent to the directors on the Board, subject to applicable law and any attorney-client privilege; provided, that if, following the Effective Time, J. Safra Sells, through one or more transactions, its Shares to one or more Persons (other than an Affiliate) which results in aggregate gross proceeds received by J. Safra in an amount equal to at least its initial investment in Parent as set forth in Schedule 2 next to its name, then J. Safra shall not be entitled to designate any observer to any meetings of the Board, nor shall it have the right to receive any materials sent to the directors on the Board;

(ix)    (A) the Board shall establish and maintain an audit committee (the “Audit Committee”), a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”), a compensation committee (the “Compensation Committee”), and any other committees of the Board required in accordance with applicable laws and stock exchange regulations, and (B) the Board may from time to time by resolution establish and maintain other committees of the Board. Subject to applicable laws and stock exchange regulations, and subject to requisite independence requirements applicable to such committee, each Stockholder, the Board and Parent, as applicable, will take all Necessary Action so that, immediately after the Effective Time: (x) the Audit Committee will initially be composed of three individuals consisting of Joel Alsfine (as the MSD Director), Stuart Lasher (as the BA Director) and Andres Small (as the PG Director), (y) the Nominating and Corporate Governance Committee will be initially composed of five individuals consisting of John G. Danhakl (as a LGP Director), J. Kristofer Galashan (as a LGP Director), Paul Hackwell (as a TPG Director), Jonathan Coslet (as a TPG Director) and BA, and (z) the Compensation Committee will be initially composed of five individuals consisting of BA, Stuart Lasher (as the BA Director), Jonathan Coslet (as a TPG Director), John G. Danhakl (as a LGP Director) and David Landau (as the LNK Director); provided, that in respect of the Audit Committee, Stuart Lasher will be replaced within one year following the Effective Date and his replacement will be an independent director in accordance with the applicable stock exchange and Rule 10A-3 independence standards recommended by the Nominating and Corporate Governance Committee; provided, further, that, in respect of the Compensation Committee, it shall also have a subcommittee for purposes of Section 16b-3 of the Exchange Act which shall initially consist of three individuals who shall be Jonathan Coslet (as a TPG Director), John G. Danhakl (as a LGP Director) and David Landau (as the LNK Director); provided, further, that each individual named in this Section 1(b)(ix) to serve on a committee (or subcommittee) of the Board shall only serve for the initial term under which he or she has been nominated, and upon the expiration of such term, the replacement or reappointment of such individual shall by determined by the Board of Directors and/or the Nominating and Corporate Governance Committee;

(x)    upon any decrease in the number of directors that a Sponsor or BA is entitled to nominate for election to the Board, such Sponsor or BA shall, upon request from Parent, use its reasonable best efforts to cause the appropriate number of its or his nominated director(s) to offer to tender a resignation from the Board. If such resignation is then accepted by the Board, Parent shall cause the size of the Board to be reduced accordingly unless Parent, with the approval of a majority of the remaining directors of the Board, determines not to reduce the authorized size of the Board, in which case the Board shall act in accordance with the bylaws of Parent then in effect to appoint or nominate a new director to the Board;

(xi)    subject to the preceding clause (x), none of the Stockholders or Parent shall remove (A) any LGP Director from the Board without the prior written consent of LGP; (B) any TPG Director from the Board without the prior written consent of TPG; (C) the LNK Director from the Board without the prior written consent of LNK; (D) BA or the BA Director from the Board without the prior written consent of BA; (E) the MSD Director from the Board without the prior written consent of MSD Partners; (F) the LifeCo Director from the Board without the prior written consent of LifeCo; or (G) the PG Director from the Board without the prior written consent of PG;

(xii)    subject to the subsequent clause (xiii), (A) in the event that any LGP Director for any or no reason ceases to serve as a member of the Board during such member’s term of office, the resulting vacancy on the Board shall, subject to the other provisions of this Section 1(b), be filled by LGP; (B) in the event that any TPG Director for any or no reason ceases to serve as a member of the Board during such member’s term of office, the resulting vacancy on the Board shall, subject to the other provisions of this Section 1(b), be filled by TPG; (C) in the event that the LNK Director for any or no reason ceases to serve as a member of the Board during such member’s term of office, the resulting vacancy on the Board shall, subject to the other provisions of this Section 1(b), be filled by LNK; (D) in the event that the Additional Director for any or no reason ceases to serve as a member of the Board during such member’s term of office, the resulting vacancy on the Board shall, subject to the other provisions of this Section 1(b), be filled by nomination by the Nominating and Corporate Governance Committee; (E) in the event that the MSD Director for any or no reason ceases to serve as a member of the Board during such member’s term of office, the resulting vacancy on the Board shall, subject to the other provisions of this Section 1(b), be filled by MSD Partners; (F) in the event that the LifeCo Director for any or no reason ceases to serve as a member of the Board during such member’s term of office, the resulting vacancy on the Board shall, subject to the other provisions of this Section 1(b), be filled by LifeCo; (G) in the event that the PG Director for any or no reason ceases to serve as a member of the Board during such member’s term of office, the resulting vacancy on the Board shall, subject to the other provisions of this Section 1(b), be filled by PG; (H) in the event that the BA Director for any or no reason ceases to serve as a member of the Board during such member’s term of office, the resulting vacancy on the Board shall, subject to the other provisions of this Section 1(b), be filled by BA; and (I) in the event that any director nominated hereunder (other than (1) an LGP Director, (2) a TPG Director , (3) the LNK Director, (4) the MSD Director, (5) the LifeCo Director, (6) the PG Director or (7) the BA Director) for any or no reason ceases to serve as a member of the Board during such member’s term of office, the resulting vacancy on the Board shall, subject to the other provisions of this Section 1(b), be filled by nomination by the Nominating and Corporate Governance Committee; and

(xiii)    an individual nominated by a Sponsor or BA for election as a director to the Board or committee thereof (each, a “Nominated Director”) pursuant to Section 1 shall comply with (A) any applicable laws, rules, regulations and requirements of the U.S. Securities and Exchange Commission (the “SEC”) and the stock exchange on which Parent’s common stock is listed (the “Exchange”) and (B) the requirements of the charter for, and related guidelines of, the Nominating and Corporate Governance Committee. Notwithstanding anything to the contrary in this Section 1(b), in the event that the Board determines in good faith, after consultation with outside legal counsel, that its nomination, appointment or election of a particular Nominated Director pursuant to Section 1 would constitute a breach of its fiduciary duties to Parent’s stockholders or does not otherwise comply with any applicable laws, rules, regulations and requirements of the SEC and the Exchange and any applicable requirements of the charter for, or related guidelines of, the Nominating and Corporate Governance Committee, then the Board shall inform the Sponsor or BA, as applicable, of such determination in writing and explain in reasonable detail the basis for such determination and shall nominate another Nominated Individual designated for nomination, election or appointment to the Board by the Sponsor or BA, applicable (subject in each case to this Section 1(b)(xiii)), and the Board and Parent shall take all of the actions required by this Section 1 with respect to the election of such substitute Nominated Director. It is hereby acknowledged and agreed that the fact that a particular Nominated Director is an Affiliate, director, professional, partner, member, manager, employee or agent of the Sponsor or BA, or is not an independent director shall not in and of itself constitute an acceptable basis for such determination by the Board.

2.    Representations and Warranties. Each Stockholder, severally and not jointly, represents and warrants that (a) such Stockholder is the record owner of the number of Shares set forth opposite his, her, or its name on the Schedules attached hereto; (b) this Agreement has been duly authorized, executed, and delivered by such Stockholder and, assuming the due authorization, execution, and delivery of the other parties hereto, constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms (subject to the availability of equitable remedies and to the laws of bankruptcy and other similar laws affecting creditors’ rights generally); and (c) other than as contemplated by this Agreement, such Stockholder has not granted and is not a party to any proxy, voting trust, or other agreement that is inconsistent with, conflicts with, or violates any provision of this Agreement. No holder of Shares shall grant any proxy or become party to any voting trust or other agreement that is inconsistent with, conflicts with, or violates any provision of this Agreement.

3.    Registration Rights.

(a)    Demand and Piggyback Rights.

(i)    Right to Demand a Registered Offering. Upon the demand of either or both of LGP and/or TPG (each, a “Demand Holder”), upon the express written consent of the other, Parent will use its commercially reasonable efforts to facilitate in the manner described in this Agreement a registered offering of the Shares requested by the Demand Holder(s) to be included in such offering. A demand by one or both Demand Holders for a registered offering that will result in the imposition of a lockup on Parent and the Stockholders may not be made unless the Shares requested to be sold by the Demand Holder(s) in such offering have an aggregate market value (based on the most recent closing price of the Common Stock at the time of the demand) of at least $100 million or such lesser amount if all Shares held by the Demand Holder(s) are requested to be sold. Subject to Section 3(b)(v) below, any demanded registered offering will also include Shares to be sold by other Stockholders that exercise their related piggyback rights on a timely basis.

(ii)    Right to Piggyback on a Non-Shelf Registered Offering. In connection with any registered offering of Common Stock covered by a registration statement that is not a shelf registration statement (whether pursuant to the exercise of demand rights by a Demand Holder or at the initiative of Parent), subject to Section 3(b)(v) below, the Management Stockholders and Parties may exercise piggyback rights to have included in such offering Shares held by them. Parent will facilitate in the manner described in this Agreement any such non-shelf registered offering.

(iii)    Right to Demand and be Included in a Shelf Registration. Upon the demand of one or more Demand Holder, Parent will facilitate in the manner described in this Agreement a shelf registration of Shares held by such Demand Holder(s). Any shelf registration filed by Parent covering Shares (whether pursuant to the exercise of demand rights by a Demand Holder or at the initiative of Parent) will also cover Shares held by each of the

Management Stockholders and Parties (regardless of whether they demanded the filing of such shelf registration statement or not) in an amount equal to an equivalent percentage of their original respective holdings as the percentage of the Demand Holders’ original respective holdings covered by such shelf registration. If at the time of such request Parent is a WKSI, such shelf registration may, at the request of the Demand Holders, cover an unspecified number of Shares to be sold by Parent and/or the Management Stockholders and Parties.

(iv)    Demand and Piggyback Rights for Shelf Takedowns. Upon the demand of one or more Demand Holder made at any time and from time to time, Parent will facilitate in the manner described in this Agreement a “takedown” of Shares off of an effective shelf registration statement. In connection with any underwritten shelf takedown (whether pursuant to the exercise of such demand rights or at the initiative of Parent), subject to Section 3(b)(v) below, the Management Stockholders and Parties may exercise piggyback rights to have included in such takedown Shares held by them that are registered on such shelf. Notwithstanding the foregoing, the Demand Holders may not demand a shelf takedown for an offering that will result in the imposition of a lockup on Parent and the Stockholders unless the Shares requested to be sold by the Demand Holder(s) in such takedown have an aggregate market value (based on the most recent closing price of the Common Stock at the time of the demand) of at least $100 million or such lesser amount if all Shares held by the Demand Holder(s) are requested to be sold.

(v)    Right to Reload a Shelf. Upon the written request of a Demand Holder at such time when Parent is not a WKSI, Parent will file and seek the effectiveness of a post-effective amendment to an existing shelf registration statement in order to register up to the number of Shares previously taken down off of such shelf and not yet “reloaded” onto such shelf registration statement.

(vi)    Limitations on Demand and Piggyback Rights.

(A)    Any demand for the filing of a registration statement or for a registered offering or takedown will be subject to the constraints of any applicable lockup arrangements, and such demand must be deferred until such lockup arrangements no longer apply. If a demand has been made for a non-shelf registered offering or for an underwritten takedown, no further demands may be made so long as the related offering is still being pursued. Notwithstanding anything in this Agreement to the contrary, none of the Stockholders will have demand, piggyback or other registration rights with respect to registered primary offerings by Parent (i) in connection with registrations on Form S-4 or Form S-8 promulgated by the SEC or any successor or similar forms, (ii) where the Shares are not being sold for cash or (iii) where the offering is a bona fide offering of securities other than Shares, even if such securities are convertible into or exchangeable or exercisable for Shares.

(B)    The Stockholders shall not be permitted to sell any securities pursuant to this Section 3 in connection with any underwritten offering of Shares following the Initial Public Offering at any time that the Board determines in good faith that it would be materially detrimental to Parent or its stockholders for sales of securities to be made; provided that all Stockholders shall be treated consistently in connection with each such determination; and provided further, that Parent shall promptly notify each Management Stockholder and Party in writing of any such action and provided further, that any such delay may not last more than sixty (60) days and such delays may not be in effect more than one hundred and twenty (120) days during any three hundred and sixty-five (365) day period.

(b)    Notices, Cutbacks and Other Matters.

(i)    Notifications Regarding Registration Statements. In order for one or more Demand Holders to exercise their right to demand that a registration statement be filed, they must so notify Parent in writing indicating the number of Shares sought to be registered and the proposed plan of distribution. Parent will use its commercially reasonable efforts to keep the Management Stockholders and Parties reasonably apprised of pertinent aspects of its pursuit of any registration, whether pursuant to a demand or otherwise, with respect to which a piggyback opportunity is available (and in any event, at least five (5) days before the filing of a registration statement). Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain the confidentiality of these discussions.

(ii)    Notifications Regarding Registration Piggyback Rights. Any Management Stockholder or Party wishing to exercise its piggyback rights with respect to a registration statement that is not a shelf registration statement must notify Parent of the number of Shares it seeks to have included in such registration statement. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on the second trading day prior to (i) if applicable, the date on which the preliminary prospectus intended to be used in connection with pre-effective marketing efforts for the relevant offering is expected to be finalized, and (ii) in any case, the date on which the pricing of the relevant offering is expected to occur. No such notice is required in connection with a shelf registration statement, as Shares held by all Stockholders will be included up to the applicable percentage.

(iii)    Notifications Regarding Demanded Underwritten Takedowns.

(A)    Parent will keep the Management Stockholders and Parties reasonably apprised of pertinent aspects of any underwritten shelf takedown in order that they may have a reasonable opportunity to exercise their related piggyback rights (and in any event, at least five (5) days before the filing of a prospectus supplement). Without limiting Parent’s obligation as described in the preceding sentence, having a reasonable opportunity requires that the Management Stockholders and Parties be notified by Parent of an anticipated underwritten takedown (whether pursuant to the exercise of demand rights by a Demand Holder or made at Parent’s own initiative) no later than 5:00 pm, New York City time, on (i) if applicable, the second trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for such takedown is finalized, and (ii) in all cases, the second trading day prior to the date on which the pricing of the relevant takedown occurs.

(B)    Any Management Stockholder or Party wishing to exercise its piggyback rights with respect to an underwritten shelf takedown must notify Parent of the number of Shares it seeks to have included in such takedown. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on (i) if applicable, the trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with marketing efforts for the relevant offering is expected to be finalized, and (ii) in all cases, the trading day prior to the date on which the pricing of the relevant takedown occurs. Any Management Stockholder or Party may elect to include in such notification to Parent a minimum price at which they are willing to sell their Shares in such underwritten shelf takedown and, to the extent a minimum price is included, such Stockholder’s Shares will not be included in the underwritten shelf takedown to the extent such minimum price is not met.

(C)    Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective underwritten takedown.

(iv)    Plan of Distribution, Underwriters and Counsel. If (A) a majority of the Shares proposed to be sold in an underwritten offering through a non-shelf registration statement or through a shelf takedown are being sold by Parent for its own account and (B) such offering was initiated by Parent and not pursuant to the exercise of demand rights by a Demand Holder, Parent will be entitled to determine the plan of distribution and select the managing underwriters for such offering. If such offering was initiated pursuant to the exercise of demand rights by a Demand Holder, such participating Demand Holder(s) will be entitled to determine the plan of distribution and select the managing underwriters, and such participating Demand Holder(s) will also be entitled to select counsel for the selling Stockholders (which may be the same as counsel for Parent) and determine the price, underwriting discount and other financial terms of the offering. Otherwise, the selling Stockholders holding a majority of the Shares requested to be included in such offering will be entitled to determine the plan of distribution and select the managing underwriters, and such majority will also be entitled to select counsel for the selling Stockholders (which may be the same as counsel for Parent) and determine the price, underwriting discount and other financial terms of the offering. In the case of a shelf registration statement, the plan of distribution will provide as much flexibility as is reasonably possible, including with respect to resales by transferee Stockholders.

Notwithstanding anything herein to the contrary, no Stockholder may participate in any offering hereunder unless such Stockholder (A) agrees to sell such Stockholder’s Shares on the same terms and conditions provided in any customary underwriting arrangements reasonably approved by the persons entitled hereunder to approve such arrangement pursuant to this Section 3(b)(iv) and (B) accurately completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided that all persons participating in such registration are required to complete and execute, on the same terms and conditions, such questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents.

(v)    Cutbacks. If the managing underwriters advise Parent and the selling Stockholders that, in their opinion, the number of Shares requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Shares being offered, such offering will include only the number of Shares that the underwriters advise can be sold in such offering without adversely affecting the distribution of the Shares being offered.

(A)    In the case of a registered offering upon (x) the demand of one or more Demand Holder or (y) an Other Sponsor Demand (as defined herein), the selling Stockholders (including those Stockholders exercising piggyback rights pursuant to Section 3(a)(ii)) collectively will have first priority and will be subject to cutback pro rata based on the relative number of Shares owned by the respective holders thereof requesting to participate in such offering. To the extent of any remaining capacity, all other stockholders having similar registration rights will have second priority and will be subject to cutback pro rata based on the relative number of Shares owned by the respective holders thereof requesting to participate in such offering. To the extent of any remaining capacity, Parent will have third priority. Except as contemplated by the immediately preceding three sentences, other selling stockholders (other than transferees to whom a Stockholder has assigned its rights under this Agreement) will be included in an underwritten offering only with the consent of Stockholders holding a majority of the Shares being sold in such offering.

(B)    In the case of a registered offering upon the demand of any other stockholders having similar registration rights not party to this Agreement, such other stockholders collectively will have first priority and will be subject to cutback pro rata based on the relative number of Shares owned by the respective holders thereof requesting to participate in such offering. To the extent of any remaining capacity, the Stockholders will have second priority and will be subject to cutback pro rata based on the relative number of Shares owned by the respective holders thereof requesting to participate in such offering. To the extent of any remaining capacity, Parent will have third priority.

(C)    In the case of a registered offering upon the initiative of Parent, Parent will have first priority. To the extent of any remaining capacity, the selling Stockholders will have second priority and will be subject to cutback pro rata based on the relative number of Shares owned by the respective holders thereof requesting to participate in such offering. To the extent of any remaining capacity, all other stockholders having similar registration rights will be subject to cutback pro rata based on the relative number of Shares owned by the respective holders thereof requesting to participate in such offering. Except as contemplated by the immediately preceding sentence, other stockholders (other than transferees to whom a Stockholder has assigned its rights under this Agreement) will be included in an underwritten offering only with the consent of LGP and TPG.

(vi)    Lockups.

(A)    Each Stockholder agrees with Parent (and only with Parent) that in connection with the Initial Public Offering, to the extent any Stockholder has not signed a lockup agreement with the underwriters in such offering, each such Stockholder agrees with Parent (and only with Parent) that it shall be bound by virtue of their signing the Prior Agreement or a joinder thereto to the underwriting agreement’s lockup restrictions applicable to management of Parent (which must apply, and continue to apply, in like manner to all of them) that are agreed to by Parent; provided, however, that in no event shall such lockup restrictions last more than 180 days.

(B)    Each Stockholder agrees with Parent (and only with Parent) that in connection with any underwritten offering of Shares following the Initial Public

Offering, each participating Stockholder (and each other non-participating Party or Management Stockholder, to the extent requested by the underwriter(s) in such offering) hereby agrees with Parent (and only with Parent) to be bound by the underwriting agreement’s lockup restrictions (which must apply, and continue to apply, in like manner to all of them) that are agreed to (a) by Parent, if a majority of the Shares being sold in such offering are being sold for its account or (b) by the Demand Holder(s), if a majority of the Shares being sold in such offering are being sold by the Demand Holder(s), as applicable; provided, however, that in no event shall such lockup restrictions last more than 90 days.

(C)    In connection with any underwritten offering of Shares following the Initial Public Offering, Parent hereby agrees with each Stockholder, individually and not jointly, to be bound by the underwriting agreement’s lockup restrictions (which must apply, and continue to apply, in like manner to Parent and each Stockholder) that are agreed to by the Demand Holder(s), if a majority of the Shares being sold in such offering are being sold by the Demand Holder(s); provided, however, that in no event shall such lockup restrictions last more than 90 days.

(vii)    Expenses. All expenses incurred in connection with any registration statement or registered offering covering Shares held by the Stockholders, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel (provided that Parent shall only be responsible for the fees and disbursements of one outside counsel for all of the Stockholders) and of the independent certified public accountants, and the expense of qualifying such Shares under state blue sky laws, will be borne by Parent. However, underwriters’, brokers’ and dealers’ discounts and commissions applicable to Shares sold for the account of a Stockholder will be borne by such Stockholder.

(viii)    Coordination of Sales of Common Stock. Each Stockholder agrees with Parent (and only with Parent) that, from the Effective Date until the 18-month anniversary of the consummation of the Initial Public Offering (such period, the “Coordination Period”), no Stockholder (other than a Demand Holder pursuant to its demand rights hereunder), for so long as it holds greater than 1% of the then issued and outstanding Shares of Parent, will Transfer (including pursuant to Rule 144 under the Securities Act) any Shares other than (i) pursuant to the exercise of piggyback rights under this Section 3, (ii) to Permitted Transferees or (iii) pursuant to an Other Sponsor Demand in accordance with Section 3(f).

(ix)    Section 16 Officer Sales. Each Section 16 Officer agrees with Parent (and only with Parent) that, in respect of the Shares owned by any Section 16 Officer, during the Coordination Period, a Section 16 Officer (other than BA) shall be permitted to Transfer up to the greater of (i) 50% of the Shares (including any RSUs or options vesting in connection with the Initial Public Offering, including within 180 days thereof) he or she owned as of the Effective Date and (ii) the greatest percentage of Shares Transferred by either LGP or TPG since the Effective Date, including pursuant to this Section 3, any Transfer to a Permitted Transferee or any other Sale.

(c)    Facilitating Registrations and Offerings.

(i)    General. If Parent becomes obligated under this Agreement to facilitate a registration and offering of Shares on behalf of the Stockholders, Parent will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by Parent of Shares for its own account. Without limiting this general obligation, Parent will fulfill its specific obligations as described in this Section 3.

(ii)    Registration Statements. In connection with each registration statement that is demanded by a Demand Holder or as to which piggyback rights otherwise apply, Parent will:

(A)    (1) prepare and file (or confidentially submit) with the SEC a registration statement covering the applicable Shares, (2) prepare and file (or confidentially submit) such amendments or supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the Shares covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten public offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with the sale of Shares by an underwriter or dealer), (3) seek the effectiveness thereof, and (4) file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with the Demand Holders or Other Sponsors, as applicable, and as reasonably necessary in order to permit the offer and sale of the such Shares in accordance with the applicable plan of distribution;

(B)    (1) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus, provide copies of such documents to the selling Stockholders and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the Stockholders or the underwriter or the underwriters may request; and make such of the representatives of Parent as shall be reasonably requested by the selling Stockholders or any underwriter available for discussion of such documents;

(2)    within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus, provide copies of such document to counsel for the Stockholders and underwriters; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Stockholders or such underwriter shall request; and make such of the representatives of Parent as shall be reasonably requested by such counsel available for discussion of such document;

(C)    cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered Shares (x) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(D)    notify each selling Stockholder promptly, and, if requested by such Stockholder, confirm such advice in writing, (1) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462 under the Securities Act, (2) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation or threatening of any proceedings for that purpose, (3) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which Parent is a party, the representations and warranties of Parent contained in such agreement cease to be true and correct in all material respects or if Parent receives any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (4) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, if required by applicable law, prepare and file a supplement or amendment to such registration statement or prospectus so that, as thereafter delivered to the purchasers of Shares registered thereby, such registration statement or prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(E)    furnish counsel for each underwriter, if any, and for the selling Stockholders copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus;

(F)    otherwise comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force); and

(G)    use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time.

(iii)    Non-Shelf Registered Offerings and Shelf Takedowns. In connection with any non-shelf registered offering or shelf takedown that is demanded by a Demand Holder or Other Sponsors, as applicable, or as to which piggyback rights otherwise apply, Parent will:

(A)    cooperate with the selling Stockholders and the sole underwriter or managing underwriter of an underwritten offering of Shares, if any, to facilitate the timely preparation and delivery of certificates representing the Shares, if any, to be sold and not bearing any restrictive legends; and enable such Shares to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Stockholders or the sole underwriter or managing underwriter of an underwritten offering of Shares, if any, may reasonably request at least five days prior to any sale of such Shares;

(B)    furnish to each selling Stockholder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such selling Stockholder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Shares; Parent hereby consents to the use of the prospectus, including each preliminary prospectus, by each such selling Stockholder and underwriter in connection with the offering and sale of the Shares covered by the prospectus or the preliminary prospectus;

(C)    (1) use all reasonable efforts to register or qualify the Shares being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or “blue sky” laws of such jurisdictions as each underwriter, if any, or any selling Stockholder holding Shares covered by a registration statement, shall reasonably request; (2) use all reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; (3) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in the registration statement and (4) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and selling Stockholder to consummate the disposition in each such jurisdiction of such Shares owned by such selling Stockholder; provided, however, that Parent shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Shares in connection therewith) in any such jurisdiction;

(D)    cause all Shares being sold to be qualified for inclusion in or listed on the principal U.S. securities exchange on which the Common Stock is then so qualified or listed;

(E)    cooperate and assist in any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”) and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(F)    use all reasonable efforts to facilitate the distribution and sale of any Shares to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be requested by the selling Stockholders or the lead managing underwriter of an underwritten offering; and

(G)    enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Shares and in connection therewith:

(1)    make such representations and warranties to the selling Stockholders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

(2)    obtain opinions of counsel to Parent and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to each selling Stockholder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Stockholders and underwriters;

(3)    obtain “cold comfort” letters and updates thereof from Parent’s independent certified public accountants addressed to the selling Stockholders, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings;

(4)    to the extent requested by a Demand Holder, cause Parent’s directors and executive officers to enter into lockup agreements in customary form; provided, however, that in no event shall such lockup restrictions last more than 90 days; and

(5)    to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Stockholders providing for, among other things, the appointment of such representative as agent for the selling Stockholders for the purpose of soliciting purchases of Shares, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants.

The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns.

(iv)    Due Diligence. In connection with each registration and offering of Shares to be sold by Stockholders, Parent will, in accordance with customary practice, make available for inspection by representatives of the Stockholders participating in such offering and underwriters and any counsel or accountant retained by such Stockholder or underwriters all relevant financial and other records, pertinent corporate documents and properties of Parent and cause appropriate officers, managers and employees of Parent to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise.

(v)    Information from Stockholders. Each Stockholder that holds Shares covered by any registration statement will furnish to Parent such information regarding itself as is required to be included in the registration statement, the ownership of Shares by such Stockholder and the proposed distribution by such Stockholder of such Shares as Parent may from time to time reasonably request in writing.

(d)    Indemnification.

(i)    Indemnification by Parent. In the event of any registration under the Securities Act by any registration statement pursuant to rights granted in this Agreement of Shares held by the Stockholders, Parent will hold harmless the Stockholders and each underwriter of such securities and each other person, if any, who controls any Stockholder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (including legal fees and costs of court), joint or several, to which the Stockholders or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (A) contained, on its effective date, in any registration statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or in the final prospectus (as amended or supplemented if Parent shall have filed with the SEC any amendment or supplement to the final prospectus), or which arise out of or are based upon the omission or alleged omission (if so used) to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading; and will reimburse the Stockholders and each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability; provided, however, that Parent shall not be liable to any Stockholder or its underwriters or controlling persons in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or such amendment or supplement, or prospectus in reliance upon and in conformity with information furnished to Parent through a written instrument duly executed by the Stockholders or such underwriter specifically for use in the preparation thereof.

(ii)    Indemnification by the Stockholders. Each Stockholder will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3(d)(i)) Parent, each director of Parent, each officer of Parent who shall sign the registration statement, and any person who controls Parent within the meaning of the Securities Act, (A) with respect to any statement or omission from such registration statement, or any amendment or supplement to it, or prospectus if such statement or omission was made in reliance upon and in conformity with information furnished to Parent through a written instrument by such Stockholder for use in the preparation of such registration statement or amendment or supplement or prospectus, and (B) with respect to compliance by such Stockholder with applicable laws in effecting the sale or other disposition of the securities covered by such registration statement; provided that such obligation shall be limited to the net amount of proceeds received by such Stockholder from the sale of Shares pursuant to such registration statement.

(iii)    Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 3(d)(i) and Section 3(d)(ii), the indemnified party will, if a resulting claim is to be made or may be made against an indemnifying party, give written notice to the indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Section 3(d), except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (A) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (B) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within 30 days after notice of any such action or proceeding, or (C) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement without the consent of the indemnified party which (x) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (y) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.

(iv)    Contribution. If the indemnification required by this Section 3(d) from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect (A) the relative benefit of the indemnifying and indemnified parties and (B) if the allocation in clause (A) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (A) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Parent and the Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 3(d)(iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 3(d)(iv). Notwithstanding the provisions of this Section 3(d)(iv), no Stockholder indemnifying party shall be required to contribute an amount in excess of the net amount of proceeds received by such Stockholder from the sale of Shares pursuant to such registration statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such a fraudulent misrepresentation.

(v)    Non-Exclusive Remedy. The indemnification and contribution provided for under this Agreement will be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract (and Parent and its subsidiaries shall be considered the indemnitors of first resort in all such circumstances to which this Section 3 applies) and will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of Shares and the termination or expiration of this Agreement.

(e)    Rule 144. If Parent is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, Parent covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if Parent is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of a Demand Holder, make publicly available such information) and it will take such further action as any Stockholder may reasonably request, so as to enable such Stockholder to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Stockholder, Parent will deliver to such Stockholder a written statement as to whether it has complied with such requirements.

(f)    Other Sponsor Demand Rights. Subject to the terms and conditions of this Agreement, if, following 18 months from the Effective Date, the Other Sponsors have not effected (or been offered to effect) any Sale of at least twenty-five percent (25%) of their Shares pursuant to the exercise of their piggyback registration rights under Section 3(a), then the Other Sponsors individually or as a group (for so long as it or they collectively hold(s) in the aggregate a number of Shares representing not less than 10% of the then issued and outstanding Shares of Parent) may provide notice (each, an “Other Sponsor Demand”) at any time requesting that Parent effect the registration (an “Other Sponsor Demand Registration”) under the Securities Act of any or all of the Shares held by the Other Sponsors (provided however, that the Shares requested to be sold by in such offering have an aggregate market value (based on the most recent closing price of the Common Stock at the time of the demand) of at least $100 million), which Other Sponsor Demand shall specify the number of such Shares to be registered and the intended method or methods of disposition of such Shares. Parent shall use its commercially reasonable efforts to effect the registration of such Shares under the Securities Act and applicable state securities laws, and to keep such registration effective for so long as is necessary to permit the disposition of such Shares, in accordance with the intended method or methods of disposition stated in such Other Sponsor Demand. The Other Sponsors shall be limited to, and shall have the right to request not more than, one Other Sponsor Demand during any consecutive 12-month period; provided, however, that no revoked or withdrawn Other Sponsor Demand shall be counted for determining the number of Other Sponsor Demands requested if (x) the Other Sponsors reimburse Parent for all of its out-of-pocket costs and expenses reasonably incurred in connection with any such revoked or withdrawn Other Sponsor Demand incurred through the date of such revocation or withdrawal and (y) such revocation or withdrawal shall have been made prior to the commencement of any significant marketing efforts or “road shows” by Parent or the underwriters in connection with such Other Sponsor Demand. Upon receipt of an Other Sponsor Demand, Parent shall promptly give written notice of such Other Sponsor Demand to each other Management Stockholder and Party who shall have piggyback registration rights with respect to such Other Sponsor Demand (including any Demand Holder) in accordance with Section 3(a) but subject to Section 3(b)(v), and Parent shall use its commercially reasonable efforts to effect the registration under the Securities Act and applicable state securities laws of the Shares which Parent has been so requested to register by the Other Sponsors (and the Demand Holders, if applicable), subject to the terms and conditions of this Section 3.

(g)    TRS Provisions. With respect to TRS only, Parent shall use its commercially reasonable efforts to cause any documentation required for TRS to participate in an underwritten offering under this Section 3 to be subject to limitations substantially similar to those contained in Section 10. Notwithstanding any other provisions of this Section 3, each Stockholder hereby agrees that the entry by TRS into such modified documentation shall not be deemed to breach any of the provisions of this Section 3.

4.    Definitions. The following terms, as used herein, have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person who or which, directly or indirectly, controls, is under common control with or is controlled by that Person. For the purposes of this definition, “control,” as used with respect to any Person, shall mean the power, directly or indirectly, either (a) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person, or (b) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, MSD Capital, L.P. and MSD Partners, L.P. shall be deemed to be Affiliates of each other. Notwithstanding the foregoing, with respect to LifeCo, each Person who is, or who is organized for the benefit of, a member of the Santo Domingo family, together with any other Person serving as a trustee or investment manager or advisor (in their role as such) for any such Person, shall be an Affiliate of LifeCo.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“Other Sponsor” means any Sponsor other than LGP and TPG.

“Other Stockholders” means any Stockholder other than LGP or TPG.

“Permitted Transferee” means, with respect to any Stockholder, (i) any Affiliate of such Stockholder, (ii) any director, officer or employee of such Stockholder or any Affiliate of such Stockholder, (iii) any direct or indirect member or general or limited partner of such Stockholder that is the transferee of Shares pursuant to a pro rata distribution of Shares by such Stockholder to its partners or members, as applicable (or any subsequent transfer of such Shares by the transferee to another Permitted Transferee), (iv) a transfer of Shares to the executor or administrator of the estate of a deceased Stockholder, or to a successor trustee of a revocable living trust established by a Stockholder, upon his or her death for purposes of the administration of such Stockholder’s estate, and to the devisee, legatee or beneficiary of the estate, or such trust, or (v) a transfer of Shares by a Stockholder, a Family Member (as defined below) or a Permitted Entity (as defined below) to (A) such Stockholder or such Stockholder’s spouse, issue, or sibling (each, a “Family Member”) (but in the case of a sibling, not in excess of 2% of the outstanding Shares on the date of transfer); (B) any trust, partnership, limited liability company or other entity established for the benefit of such Stockholder, one or more Family Members, or one or more charitable organizations (but in the case of a trust, partnership, limited liability company or other entity established for the primary benefit of a sibling of a Stockholder, not in excess of 2% of the outstanding Shares on the date of transfer) (a “Permitted Entity”) if such Shares are controlled by any one or more of the following: such Stockholder, a Family Member, Eric Buss or Stuart Lasher (each, a “Permitted Control Person”); or (C) a Permitted Entity if no Permitted Control Person (other than such Stockholder) is living and legally competent (provided that, if such Shares held by such Permitted Entity described in subsection (C) are controlled by any Person who is, or at any time was, an employee or service provider of Parent or any of its Subsidiaries, the Permitted Entity shall give notice to Parent as soon as reasonably practicable following acquisition of control by such Person and the Permitted Entity shall, upon Parent’s request, transfer control of such Shares to a person who is not, and has not ever been, an employee or service provider of Parent or any of its Subsidiaries); provided, that any Shares transferred to a Stockholder’s spouse shall be immediately transferred back to such Stockholder should his or her spouse cease to be his or her spouse; and provided, further, that any Permitted Entities that are trusts which hold Shares will prohibit the trustee from distributing, selling, exchanging, mortgaging, leasing, pledging or otherwise disposing of any Shares to any Person that is not a Permitted Transferee or taking any other actions that are not permitted under this Agreement.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, association, unincorporated organization, or other entity.

“Sale” means a Transfer for value and the terms “Sell” and “Sold” shall have correlative meanings.

“SEC” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Section 16 Officer” means any individual who has been designated by the Board as an “officer” of Parent, as defined in Rule 16a-1(f) of the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

“Shares” means (a) any shares of Common Stock; (b) any capital stock or other equity securities issued or issuable directly or indirectly with respect to shares of Common Stock by way of stock dividend to stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization; and (c) any shares of Common Stock or other shares of any class or series of capital stock of Parent held by a Stockholder.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security, any interest or rights in a security, or any rights under this Agreement.

“WKSI” means a well-known seasoned issuer, as defined in Rule 405 under the Securities Act.

5.    Term of Agreement.

(a)    Termination of this Agreement. This Agreement shall remain in effect until (i) terminated automatically (without any action by any party to this Agreement) as to each Stockholder when such Stockholder (together with its Affiliates) ceases to hold any Shares or (ii) following the Coordination Period, as to a Party, upon written notice by such Party to Parent; provided however, that in the case of a termination pursuant to this clause (ii), such Party may elect in such written notice that such termination be applicable only to Section 1 of this Agreement with respect to such Party (it being understood that such Party may subsequently elect in a written notice to terminate the entire Agreement with respect to such Party). Notwithstanding any termination of this Agreement, however, the provisions of this Agreement shall survive any termination to the extent necessary for any Person to enforce any right of such Person that accrued hereunder prior to or on account of such termination, including, for the avoidance of doubt any provisions of Section 10 of this Agreement.

(b)    Removal of Restrictive Legends. Parent shall remove any restrictive legends on any Shares held by any Stockholder promptly upon request by such Stockholder if such legend is not, in the reasonable determination of Parent upon the advice of legal counsel, required to comply with applicable securities laws; provided that Parent may require an opinion of legal counsel reasonably acceptable to Parent prior to any such removal other than in connection with a transfer made pursuant to an effective registration statement.

6.    Injunctive Relief and Remedies. Each of the parties hereto acknowledges that it will be impossible to measure in money the damage to Parent and to the other parties hereto if there is a failure to comply with this Agreement. It is therefore agreed that Parent or any other party hereto, in addition to any other rights or remedies that it may have, shall be entitled to immediate injunctive relief and to specific performance to enforce this Agreement and that if any action or proceeding is brought in equity to enforce it, no party will urge as a defense that there is an adequate remedy at law. Parent hereby agrees with each Stockholder, severally and not jointly, that Parent will enforce the provisions of this Agreement against any such party in breach.

7.    Governing Law; Waiver of Jury Trial.

(a)    Subject to Section 10 only with respect to TRS, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in Delaware; provided, however, that the provisions in Section 10 and related matters are governed under Texas law.

(b)    EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED AND DELIVERED PURSUANT TO OR IN CONNECTION HEREWITH OR THE NEGOTIATION, BREACH, VALIDITY, TERMINATION OR PERFORMANCE HEREOF AND THEREOF OR THE

TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. FURTHER, (I) NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY SUCH ACTION AND (II) NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 7(b). NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

8.    Assignment; Successors and Heirs. This Agreement shall not be assignable, but shall be binding upon and inure to the benefit of the successors of Parent and the Stockholders.

9.    Notices. Any notice or other communication under this Agreement shall be considered given and received when (a) delivered personally in writing or by a reputable overnight courier service, (b) received by registered mail, return receipt requested, or (c) sent by facsimile, with a copy confirmed by registered mail, return receipt requested, or by a reputable overnight courier service by the parties at the following addresses and facsimile numbers (or at such other addresses and facsimile numbers as a party may specify by notice to the others):

If to Parent:

Life Time Group Holdings, Inc.

2902 Corporate Place

Chanhassen, MN 55317

Attention: Tom Bergmann and Stuart McFarland

Tel: (952) 401-2511

Email: [***] and [***]

with copies (which shall not constitute notice) to:

Leonard Green & Partners, L.P.

11111 Santa Monica Blvd., #2000

Los Angeles, CA 90025

Attention: John G. Danhakl and J. Kristofer Galashan

Tel: (310) 954-0444

Fax: (310) 954-0404

TPG Capital, L.P.

345 California Street, Suite 3300

San Francisco, CA 94104

Attention: Adam Fliss

Tel: (415) 743-1500

Fax: (415) 743-1501

and

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention: Howard A. Sobel, Esq., John Giouroukakis, Esq. and

Jason M. Licht, Esq.

Tel: (212) 906-1200

Fax: (212) 751-4864

If to BA:

Bahram Akradi

2902 Corporate Place

Chanhassen, MN 55317

Tel: (952) 947-0000

If to LGP:

Leonard Green & Partners, L.P.

11111 Santa Monica Blvd., #2000

Los Angeles, CA 90025

Attention: John G. Danhakl and J. Kristofer Galashan

Tel: (310) 954-0444

Fax: (310) 954-0404

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention: Howard A. Sobel, Esq. and John Giouroukakis, Esq.

Tel: (212) 906-1200

Fax: (212) 751-4864

If to TPG:

TPG Capital, L.P.

345 California Street, Suite 3300

San Francisco, CA 94104

Attention: Adam Fliss

Tel: (415) 743-1500

Fax: (415) 743-1501

If to LNK:

LNK Partners LLC

81 Main Street

White Plains, NY 10601

Attention: David Landau; Kayvan Heravi

If to TRS:

Teacher Retirement System of Texas

1000 Red River Street

Austin, TX 78701

Attention: General Counsel

If to MSD:

On or prior to March 1, 2022:

MSD Partners

645 Fifth Ave., 21st Floor

New York, New York 10022-5910

Tel: (212) 303-7822

Attention: Marcello Liguori

Email: mliguori@msdpartners.com

After March 1, 2022:

MSD Partners

One Vanderbilt Avenue, 26th Floor

New York, New York 10017

Tel: (212) 303-7822

Attention: Marcello Liguori

Email: [***]

If to LifeCo:

LifeCo LLC

c/o Conyers Trust Company (Bermuda) Limited

Richmond House, 12 Par-la-Ville Road

Hamilton, Bermuda

Attention: Andrea Jackson

with copies (which shall not constitute notice) to:

Quadrant Capital Advisors Inc.

499 Park Avenue, 24th Floor

New York, NY 10022

Attention: Russell Bryant; Ben Brooksby; Leslie

Maazel; Robert Stano; David Williams

If to J. Safra:

JSS LTF Holdings Limited

c/o Diva Machado

Banque J. Safra Sarasin (Luxembourg) SA

17 - 21, Boulevard Joseph II

L-1840 Luxembourg

Tel: +352 45 478 1359

If to SLT:

SLT Investors, LLC

c/o Simon Property Group

225 West Washington Street

Indianapolis, IN 46204-3438

Attention: General Counsel

Tel: (317) 636-1600

If to PG:

Partners Group

c/o Anthony Shontz

1200 Entrepreneurial Drive

Broomfield, CO 80021

Email: [***]

with copies (which shall not constitute notice) to:

Andres Small

1114 Avenue of the Americas, 37th Floor

New York, NY 10021

Email: [***]

Justin Skidmore

1200 Entrepreneurial Drive

Broomfield, CO 80021

Email: [***]

and

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Fax: (646) 728-1620

Attention: Isabel Dische

Email: Isabel.dische@ropesgray.com

If to a Management Stockholder:

(At the address listed on Schedule 1).

10.    Acknowledgement of Status of TRS as an Entity of the State of Texas. Parent and each Stockholder agrees that, as applied to TRS only, TRS’ obligations under this Agreement and the agreements, instruments, and documents contemplated hereby (collectively, “Applicable Agreements”) are made subject to each of the following:

(a)    Governing Law. In connection with issues of Texas law referenced in this Section 10, TRS’ obligations, liabilities, and authority under any Applicable Agreement shall be governed by and construed in accordance with the substantive laws of the State of Texas applicable to agreements made and to be performed in Texas.

(b)    Reservation of Immunities. To the extent TRS is entitled to sovereign status or protection under Texas law (by comity or otherwise), the Eleventh Amendment to the Constitution of the United States of America, or both, TRS hereby reserves all immunities, privileges, defenses, rights, or actions arising out of its sovereign status under Texas law (by comity or otherwise) or under the Eleventh Amendment to the Constitution of the United States of America, and no waiver of any such immunities, privileges, defenses or rights, or actions shall be implied or otherwise deemed to exist by reason of TRS’ execution or delivery of any of this Agreement or any agreements contemplated hereby or by reason of any of express or implied provision hereof or thereof.

(c)    Indemnification. TRS has advised that Texas law limits or prohibits any indemnification obligations under any Applicable Agreements, whether express or implied, that may be attributed to TRS.

(d)    Submission to Jurisdiction. Any Applicable Agreements providing for the submission by TRS to jurisdiction or consent to venue in any jurisdiction other than in Travis County, Texas are and shall be void and of no force of effect with respect to TRS. Parent and each Stockholder hereby consents to and agrees to submit to the jurisdiction of such courts in Travis County, Texas and agree that any claim or suit against TRS must be brought or filed in such courts. Parent and each Stockholder hereby waives and agrees not to assert any claim that (i) such party is not personally subject to the jurisdiction of such courts, (ii) such party and such party’s property is immune from any legal process issued by such courts, or (iii) any litigation commenced in such courts has been brought in an inconvenient forum.

(e)    Arbitration. Without limiting the foregoing, TRS does not have the authority to submit to arbitration, and does not agree to submit to arbitration under this Agreement or any of the agreements contemplated hereby.

11.    Modification and Waiver. No amendment, modification, or waiver of this Agreement shall be effective unless made in a written instrument that specifically references this Agreement and that is signed by Parent, LGP and TPG; provided that any amendment, modification, or waiver to any provision of this Agreement that is disproportionately adverse to a Stockholder (relative to any other Stockholder) shall require the approval of such Stockholder, and, for the avoidance of doubt, nothing herein shall limit the applicability of Section 10 to Parent, new Stockholders or existing Stockholders. The waiver on the part of any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach, except as otherwise explicitly provided for in such waiver and shall be effective only to the extent specifically set forth in such waiver. Except as expressly provided herein, the failure of Parent or any Stockholder to enforce at any time, or for any period of time, any provisions of this Agreement shall not be construed as a waiver of any provision or of the right of any such Person to enforce each and every provision of this Agreement.

12.    Counterparts; Facsimile or PDF. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement may be executed by facsimile or electronic transmission in portable document format (.pdf), each of which shall be deemed an original.

13.    Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer on any Person, other than Parent and the Stockholders, any rights hereunder.

14.    Complete Agreement; Modification and Termination; Joinder. This Agreement contains a complete statement of all the arrangements among the parties with respect to its subject matter, supersedes all existing agreements among them concerning that subject matter, and cannot be changed except in writing signed by the parties that have the right to effect such amendment under this Agreement, other than for the purpose of adding additional holders of Shares, from time to time, which may be accomplished through the execution of a Joinder, or terminated except in a writing signed by all of the parties or pursuant to its terms.

15.    Effectiveness of Agreement. This Agreement shall become effective (such time, the “Effective Time”, and such date, the “Effective Date”) immediately prior to the effectiveness of Parent’s registration statement on Form S-1 related to the Initial Public Offering. However, to the extent the Initial Public Offering is not consummated, the provisions of this Agreement shall be without any force or effect. For the avoidance of doubt, the Stockholders will not have piggyback or other registration rights with respect to the Initial Public Offering.

16.    Spousal Consent. Subject to the following sentence, each Stockholder who is married or has a domestic partner who constitutes a spouse under applicable law shall cause his or her spouse to execute and deliver to Parent a spousal consent in substantially the form attached hereto as Exhibit B (a “Spousal Consent”) immediately following such Stockholder’s signature to this Agreement (or any Joinder). Each Stockholder represents and warrants that if such Stockholder has not delivered a signature page with the consent of his or her spouse, he or she (i) is not a resident of a state the laws of which may provide such Stockholder’s spouse with a marital or community property interest in such Stockholder’s Shares or (ii) is not married and does not have a domestic partner who constitutes a spouse under applicable law and, as such, no person has or will have a marital or community property interest in such Stockholder’s Shares. If any Stockholder who is not exempted by the preceding sentence gets married or obtains a domestic partner who constitutes a spouse under applicable law, such Stockholder shall promptly cause his or her spouse to execute and deliver to Parent a Spousal Consent.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Stockholders Agreement as of the date first above written.

PARENT:

LIFE TIME GROUP HOLDINGS, INC.

By:	/s/ Thomas E. Bergmann
Name: Thomas E. Bergmann
Title: Chief Financial Officer

[Signature Page to Third Amended and Restated Stockholders Agreement]

TPG:

TPG VII MAGNI SPV, L.P.

By:	TPG VII Magni GenPar, L.P., its general partner

By:	TPG VII Magni GenPar Advisors, LLC, its general partner

By:	/s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President

TPG VII MAGNI CO-INVEST, L.P.

By:	TPG Advisors VII, Inc., its general partner

By:	/s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President

TPG LONESTAR I, L.P.

By:	TPG Lonestar GenPar I, L.P. its general partner

By:	TPG Lonestar GenPar I Advisors, LLC its general partner

By:	/s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President

[Signature Page to Third Amended and Restated Stockholders Agreement]

LGP:

GREEN LTF HOLDINGS II LP

By:	Peridot Coinvest Manager LLC, its general partner

By:	Leonard Green & Partners, L.P., its manager

By:	LGP Management, Inc., its general partner

By:	/s/ J. Kristofer Galashan
Name: J. Kristofer Galashan
Title:

LGP ASSOCIATES VI-A LLC

By:	/s/ J. Kristofer Galashan
Name: J. Kristofer Galashan
Title:

LGP ASSOCIATES VI-B LLC

By:	/s/ J. Kristofer Galashan
Name: J. Kristofer Galashan
Title:

[Signature Page to Third Amended and Restated Stockholders Agreement]

LNK:

LNK Partners III, L.P.

LNK GenPar III, L.P.
its general partner

LNK MGP III, LLC
its general partner

By:	/s/ David Landau
Name: David Landau
Title: President

LNK Partners III (Parallel), L.P.

LNK GenPar III, L.P.
its general partner

LNK MGP III, LLC
its general partner

By:	/s/ David Landau
Name: David Landau
Title: President

LNK Life Time Fund, L.P.

LNK Life Time GenPar, L.P.
its general partner

LNK MGP III, LLC
its general partner

By:	/s/ David Landau
Name: David Landau
Title: President

[Signature Page to Third Amended and Restated Stockholders Agreement]

TRS:

Teacher Retirement System of Texas

By:	/s/ Neil Randall
Name: Neil Randall
Title: Managing Director

[Signature Page to Third Amended and Restated Stockholders Agreement]

MSD:

MSD EIV Private Life Time, LLC

By:	/s/ Marcello Liguori
Name: Marcello Liguori
Title: Vice President

MSD Life Time Investments, LLC

By:	/s/ Marcello Liguori
Name: Marcello Liguori
Title: Vice President

[Signature Page to Third Amended and Restated Stockholders Agreement]

LifeCo:

LifeCo LLC

By:	/s/ Alec Anderson
Name: Alec Anderson
Title: Manager

[Signature Page to Third Amended and Restated Stockholders Agreement]

PG:

Partners Group Series Access II, LLC, Series 61
By: Partners Group US Management II LLC, its manager

By:	/s/ Michelle Marino, Jeffrey Punzalan
Name: Michelle Marino, Jeffrey Punzalan
Title: Authorized Signatories

Partners Group Private Equity (Master Fund), LLC
By: Partners Group (USA) Inc., its member and investment manager,
By: Partners Group AG, under power of attorney

By:	/s/ Michelle Marino, Jeffrey Punzalan
Name: Michelle Marino, Jeffrey Punzalan
Title: Authorized Signatories

Partners Group Access 83 PF LP
by its general partner, Partners Group Management (Scots) LLP

By:	/s/ Michelle Marino, Jeffrey Punzalan
Name: Michelle Marino, Jeffrey Punzalan
Title: Authorized Signatories

Partners Group Private Equity II, LLC
By: Partners Group US Management II LLC, its manager
By: Partners Group AG, under power of attorney

By:	/s/ Michelle Marino, Jeffrey Punzalan
Name: Michelle Marino, Jeffrey Punzalan
Title: Authorized Signatories

[Signature Page to Third Amended and Restated Stockholders Agreement]

JSS LTF:

JSS LTF Holdings Limited
Colwood Investment Holdings Inc. as sole directors

By:	/s/ Jose Bouzas	/s/ Daniel Wainberg
Name:	Jose Bouzas	Daniel Wainberg
Title:	Director	Director

[Signature Page to Third Amended and Restated Stockholders Agreement]

SLT:

SLT Investors, LLC

By:	/s/ Steven E. Fivel
Name: Steven E. Fivel
Title: Secretary and General Counsel

[Signature Page to Third Amended and Restated Stockholders Agreement]

Bahram Akradi

By:	/s/ Bahram Akradi
Name:	Bahram Akradi
Title:	Founder, Chairman & Chief
Executive Officer

[Signature Page to Third Amended and Restated Stockholders Agreement]

SCHEDULE 1

Management Stockholders

Name and Address	Total Number of Shares of Common Stock

Bahram Akradi Revocable Trust U/A dated February 7, 2006 2902 Corporate Place Chanhassen, MN 55317	[***]

Bahram Akradi 2018 GST Family Trust 2902 Corporate Place Chanhassen, MN 55317	[***]

SG1 Investment Limited Partnership 2902 Corporate Place Chanhassen, MN 55317	[***]

Michael Burgess [***]	[***]

Tom Bergmann 2902 Corporate Place Chanhassen, MN 55317	[***]

Eric Buss 2902 Corporate Place Chanhassen, MN 55317	[***]

Jeff Zwiefel 2902 Corporate Place Chanhassen, MN 55317	[***]

Rada LLC [***]	[***]

James Spolar [***]	[***]

Stephan Rowland [***]	[***]

Schedule 1-1

SCHEDULE II

Initial Investment of Sponsors

Sponsor	Initial Investment Amount
1. LGP	$515,000,000
2. TPG	$515,000,000
3. LNK	$125,000,000
4. MSD	$275,000,000
5. Santo Domingo	$200,000,000
6. PG	$150,000,000
8. J. Safra	$75,000,000

EXHIBIT A

FORM OF JOINDER

Dated as of

WHEREAS, Life Time Group Holdings, Inc., a Delaware corporation, and certain holders of its Common Stock, $0.01 par value per share, are parties to the Third Amended and Restated Stockholders Agreement, dated as of October 6, 2021 (the “Stockholders Agreement”), a copy of which is attached hereto as Exhibit A; and

WHEREAS, pursuant to an agreement of even date herewith,                              (the “New Stockholder”) is acquiring from                                                  ,              shares of Common Stock; and

WHEREAS, it is a condition to such acquisition that the New Stockholder has become a party to the Stockholders Agreement and agrees to be bound by the terms of the Stockholders Agreement; and

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the New Stockholder agrees as follows:

1.    By [its][his][her] execution of this Joinder, the New Stockholder hereby becomes a party to the Stockholders Agreement and agrees that [it][he][she] will be bound by, and be entitled to the benefits and obligations of, all of the terms and conditions of the Stockholders Agreement as if [it][he][she] had originally been named as [a Sponsor][a Management Stockholder][a Stockholder] therein;[ provided, that the board and/or observer nomination or designation rights, as applicable, set forth in Section 1 shall not transfer to the transferee]. Execution and delivery of this Joinder by the New Stockholder shall also constitute execution and delivery by [it][him][her] of the Stockholders Agreement, without further action of any party.

2.    By [its][his][her] execution of this Joinder, the notice provision of the Stockholders Agreement shall include the following contact details of the New Stockholder:

Name:	[●]
Address:	[●]
Tel:	[●]
Fax:	[●]

*    *    *    *    *

IN WITNESS WHEREOF, the New Stockholder has executed this Joinder as of the date first above written.

[NAME OF ENTITY]

By:

Name:
Title:

or

[Name of Individual]

Acknowledged and Accepted

as of the date first above written:

LIFE TIME GROUP HOLDINGS, INC.

By:

Name:
Title:

EXHIBIT B

SPOUSAL CONSENT AND ACKNOWLEDGMENT

TO THE

THIRD AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

OF

LIFE TIME GROUP HOLDINGS, INC.

I acknowledge that I have read the foregoing Third Amended and Restated Stockholders Agreement of Life Time Group Holdings, Inc., dated as of October 6, 2021 (the “Stockholders Agreement”), and that I understand its contents. I am aware that by its provisions my spouse agrees to sell all shares of common stock of Life Time Group Holdings, Inc. held by my spouse on this date, or hereafter acquired, upon the occurrence of certain events. I am further aware that included in such sale shall be any interest I have in any such shares (including, without limitation, any right or interest by operation of applicable community or marital property laws) and such interest of any of my heirs, legatees or other transferees. I hereby consent to such sale, approve the provisions of the Stockholders Agreement, agree to sell any interest I may have in any such shares as required by the Stockholders Agreement, agree that those shares and my interest in them are subject to the provisions of the Stockholders Agreement and direct the personal representative of my estate to promptly comply with all of the provisions of the Stockholders Agreement. I further covenant and agree that I will take no action at any time to hinder the operation of the Stockholders Agreement as to the shares of capital stock of Life Time Group Holdings, Inc. or any interest which I or any of my heirs, legatees or other transferees may have in them.

Date:	Spouse:

[Print or type name as signed above]